Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-142824) pertaining to the AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-173988) pertaining to the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-87491) pertaining to the AMETEK Retirement and Savings Plan,

(4)	Registration Statement (Form S-8 No. 333-91507) pertaining to the AMETEK, Inc. Deferred Compensation Plan,

(5)	Registration Statement (Form S-8 No. 333-176068) pertaining to the Hamilton Precision Metals 401(k) Employee Savings Plan and Solidstate Controls, Inc. Hourly Employees’ (CWA) Retirement Plan, and

(6)	Registration Statement (Form S-3 No. 333-75892) of AMETEK, Inc.

of our report dated June 29, 2018, with respect to the financial statements and schedule of The AMETEK Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

June 29, 2018